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                                                   Chief Financial Officer
                                Network Six, Inc.
                           Current Report on Form 8-K
                               Dated June 19, 1998

                                  Exhibit Index

Exhibit
  No.                               Exhibits

  99                       Press Release dated June 19, 1998


                                                                      EXHIBIT 99

              NETWORK SIX ANNOUNCES
              PROMOTIONS AND NEW HIRES

                                            Kenneth C. Kirsch, President and CEO

                                                                              or

                                Donna Guido, Vice President, Information Systems
                                                                   June 19, 1998

Network Six, Inc., of Warwick, Rhode Island, is pleased to announce the following promotions and new hires:

Michelle E. Chartier has been promoted to Senior System Consultant. Ms. Chartier has most recently been serving as Deputy Project Manager for the Rhode Island Department of Human Services support contract. She was Project Manager for Network's Six's ICSES project - the transfer and modification of the child support enforcement portion of Rhode Island's integrated InRHODES system to the State of Idaho. Ms. Chartier had previously worked on several other systems development efforts for Network Six and is an eleven year veteran of the Company. A graduate of Bentley College, Ms. Chartier holds a BS degree in Management.

Angela Such has been promoted to Lead System Consultant. Ms. Such is currently Project Manager for Network Six's systems development efforts with MIM Corporation and it's Pro-Mark subsidiary based in Peace Dale, Rhode Island. Earlier, Ms. Such was a team leader for Network Six's Kids Net project, the immunization tracking system Network Six developed for the Rhode Island Department of Health. Earlier, Ms. Such was a team lead and senior programmer/analyst for the child care system Network Six developed for the State of Louisiana. Ms. Such has been with Network Six since 1991, having previously worked for Old Stone Bank. Ms. Such is a graduate of the University of Rhode Island from which she holds a BS degree in Business Administration.

W. Christopher Turner has rejoined Network Six as a Senior System Consultant. Mr. Turner most recently was with Community of Learners in Topsham, Maine where he designed and deployed a wide area network connecting school libraries and administrative offices for several towns. A well-known industry expert with

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over 16 years of experience, Mr. Turner is currently Deputy Project Manager for Network Six's child welfare systems development effort for the State of Maine. Now based in Augusta, Maine, Mr. Turner previously worked for Unisys Corporation. Mr. Turner studied civil engineering and business administration at the University of Massachusetts.

Patricia A. Norberg has joined Network Six as a Senior Business Consultant and will work with Network Six's clients in determining their systems development needs and priorities. Ms. Norberg was most recently with Fleet Financial Group as Assistant Vice President, Financial Manager, Commercial Financial Services. Earlier, Ms. Norberg was a Graduate Assistant at the University of Rhode Island and a Senior Financial Analyst at Stanley-Bostitch. Ms. Norberg received both her BS degree in Finance and her MBA from the University of Rhode Island.

John A. Guido has rejoined Network Six as a Senior System Consultant. Most recently, Mr. Guido worked at Staples where he managed a department responsible for change management, configuration management, production services, quality assurance and software migration. Mr. Guido worked for Network Six from January 1987 to March 1990. During this time he served as a project manager for a large Natural/Adabas effort in Newport, RI, followed by design and development activities for the InRhodes TANF and Child Support Enforcement application infrastructures.

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Network Six is a systems integrator for state health and human service agencies, providing information technology that enables states to become more efficient and effective. Network Six's systems encompass Temporary Assistance to Needy Families (TANF), Health Care, Child Welfare, Child Support Enforcement, Child Care, JOBS, and Medicaid Eligibility programs. Network Six also provides network and information technology services to the public and private sector. Network Six's stock is traded on the NASDAQ National Market under the symbol NWSS. Its website is http://www.networksix.com.